UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024 (August 2, 2024)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2024 (the “Closing Date”), LogicMark, Inc., a Nevada corporation (the “Company”), in connection with a best efforts public offering (the “Offering”), sold an aggregate of (x) 1,449,916 units (the “Units”) at an offering price of $0.4654 per Unit, consisting of (i) 1,449,916 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), (ii) 1,449,916 Series A warrants to purchase Common Stock, each exercisable for one share of Common Stock (the “Series A Warrants”), and (iii) 1,449,916 Series B warrants to purchase Common Stock, each exercisable for one share of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”); and (y) 8,220,084 pre-funded units of the Company (the “Pre-Funded Units”) at an offering price $0.4644 per Pre-Funded Unit, consisting of (i) 8,220,084 pre-funded common stock purchase warrants exercisable at $0.001 per share, (the “Pre-Funded Warrants”), (ii) 8,220,084 Series A Warrants and (iii) 8,220,084 Series B Warrants, pursuant to the Registration Statement (as defined below) and a securities purchase agreement, dated August 2, 2024 (the “Securities Purchase Agreement”), between the Company and each of the purchasers signatory thereto (the “Purchasers”). In addition, as of August 5, 2024, certain of the Purchasers have exercised their Pre-Funded Warrants for an aggregate of 769,359 shares of Common Stock. Neither the Units nor the Pre-Funded Units have stand-alone rights, are certificated or were issued as stand-alone securities. The Shares and Warrants included in the Units, and the Pre-Funded Warrants and Warrants included in the Pre-Funded Units, are immediately separable from one another and were issued separately in the Offering.

The Units, Pre-Funded Units, the Shares, Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units, as applicable, as well as all shares of Common Stock issuable upon exercise of such Warrants and Pre-Funded Warrants, were offered and sold to investors in the Offering and registered pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-279133) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on August 1, 2024.

The Warrants are exercisable at a per share price of $0.4654 on or after the date on which stockholder approval is obtained by the Company in order to the issuance of all shares of Common Stock (the “Warrant Shares”) issuable upon exercise of the Warrants (“Stockholder Approval”), solely to the extent required under Rule 5635(b) of The Nasdaq Stock Market LLC. The Series A Warrants expire on the fifth anniversary of their issuance and the Series B Warrants expire two and one-half years after their issuance. The Series B Warrants include an “alternative cashless exercise” provision pursuant to which the holders thereof have the option not to pay a cash purchase price upon exercise, but instead receive upon such exercise four (4) shares of Common Stock for every Series B Warrant exercised. The exercise price of each of the Warrants is subject to a one-time adjustment upon the next reverse stock split of the Common Stock after each such Warrant’s issuance, such that in the event that the lowest VWAP (as defined in the Warrants) during the five trading day period before and after such reverse stock split is lower than the exercise price of the Warrants then in effect, the exercise price of the Warrants will be reduced to such lowest price during such 11-trading day period, subject to a floor price. Further, upon such an exercise price adjustment, the number of Warrant Shares issuable upon exercise of such Warrants will increase such that the aggregate exercise price payable under the Warrants, after taking into account such decreased exercise price, will equal the aggregate exercise price of such Warrants on the date of their issuance; however in the event that such adjustment would result in an increase in such exercise price, the exercise price of the Warrants will be reduced to such lowest price during the five trading day period prior to and ending on the date of such exercise.

In addition, (i) in the event that the Company sells or enters into an agreement to sell any shares of Common Stock or Common Stock Equivalents (as defined in the Series A Warrants), at an effective price per share below the exercise price of the Series A Warrant then in effect, the exercise price of the Series A Warrants will be reduced to such effective price, subject to a floor price, and upon such reduction, the number of Warrant Shares issuable upon exercise of such Series A Warrant will increase such that the aggregate exercise price payable under the Series A Warrant, after taking into account such reduced exercise price, will equal the aggregate exercise price of such Series A Warrant on such warrant’s date of issuance, and (ii) the Series A Warrants contain a one-time exercise price adjustment provision whereby such exercise price will be adjusted to the greater of (i) such floor price and (ii) the lowest VWAP during the five trading day period immediately preceding the thirtieth (30th) trading day immediately following the issuance date of the Series A Warrant, and the number of Warrant Shares issuable under the Series A Warrant will increase such that the aggregate exercise price payable under the Series A Warrant, after taking into account such decreased exercise price, equals the aggregate exercise price on the date of issuance of such warrant.

Pursuant to the Securities Purchase Agreements, subject to certain exceptions, the Company is not permitted to (i) offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any Common Stock or securities convertible into Common Stock for a period of 90 days from the date on which Stockholder Approval is obtained or (ii) effect or enter into an agreement to effect any issuance of Common Stock or securities convertible into Common Stock (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreements) for a period of six (6) months from the date on which Stockholder Approval is obtained.

The Pre-Funded Warrants are immediately exercisable at a per share price of $0.001 until they are exercised in full. The exercise price of the Warrants and Pre-Funded Warrants is also subject to customary adjustments for stock dividends, stock splits and other subdivisions, combinations and re-classifications. Each of the Warrants and the Pre-Funded Warrants may also be exercised on a cashless basis for a net number of shares, as provided in the formula in the Warrants and the Pre-Funded Warrants, respectively.

Each of the Series A Warrants and the Series B Warrants were also issued in accordance with a warrant agency agreement, dated August 5, 2024, between the Company and Nevada Agency and Transfer Company (the “Warrant Agency Agreement”). The Pre-Funded Warrants were issued in physical form directly by the Company to the Purchasers.

In connection with the Offering, on August 2, 2024, the Company also entered into a placement agency agreement with Roth Capital Partners, LLC (the “Placement Agency Agreement”), pursuant to which Roth Capital Partners, LLC (the “Placement Agent”) agreed to serve as the exclusive placement agent for the Offering. As compensation for such placement agent services, the Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering, and agreed to reimburse the Placement Agent up to $75,000 for fees and expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel). The Placement Agency Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Placement Agent for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

On the Closing Date, the Company received gross proceeds of approximately $4.5 million, before deducting Placement Agent discounts and commissions and estimated Offering expenses. The Company intends to use the net proceeds from the Offering for continued new product development, working capital and other general corporate purposes.

The final prospectus relating to the Offering was filed with the SEC on August 5, 2024 and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus relating to the Offering may be obtained from the SEC’s website or from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660.

The foregoing summaries of the terms of the Securities Purchase Agreement, Placement Agency Agreement, Warrant Agency Agreement, Series A Warrants, Series B Warrants and Pre-Funded Warrants do not purport to be complete and are each qualified in their entirety by reference to the full text of the Securities Purchase Agreement, copies or forms of which are attached hereto as Exhibits 10.1, 1.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Form 8-K”).

Item 8.01 Other Events.

On August 2, 2024, the Company issued a press release announcing the pricing of the Offering and on August 5, 2025, the Company issued a press release announcing the closing of the Offering. A copy of each such press release is filed as Exhibits 99.1 and 99.2, respectively, to this Form 8-K and each is incorporated herein by reference.

This Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agency Agreement between LogicMark, Inc. and Roth Capital Partners, LLC, as lead placement agent (1)
4.1*	Form of Series A Warrant
4.2*	Form of Series B Warrant
4.3	Form of Pre-Funded Warrant (2)
10.1*	Form of Securities Purchase Agreement between LogicMark, Inc. and each of the Purchasers, dated August 2, 2024.
10.2*	Form of Warrant Agency Agreement between LogicMark, Inc. and Nevada Agency and Transfer Company, dated August 5, 2024.
99.1*	Press Release announcing pricing of the Offering, dated August 2, 2024
99.2*	Press Release announcing closing of the Offering, dated August 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

(1)	Incorporated by reference to Exhibit 1.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-279133), filed by the Company with the SEC on July 26, 2024.

(2)	Incorporated by reference to Exhibit 4.25 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-279133), filed by the Company with the SEC on June 20, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2024	LogicMark, Inc.

	By:	/s/ Mark Archer
	Name:	Mark Archer
	Title:	Chief Financial Officer

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